As filed with the Securities and Exchange Commission on December 19, 2005

Registration No. 333-126794

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MILLENNIUM BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

VIRGINIA	6021	54-1920520
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1601 Washington Plaza

Reston, Virginia 20190

(703) 464-0100

(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive offices)

Carroll C. Markley

President and Chief Executive Officer

Millennium Bankshares Corporation

1601 Washington Plaza

Reston, Virginia 20190

(703) 464-0100

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies to:

Tom W. Zook, Esq.

Lewis, Rice & Fingersh, L.C.

500 N. Broadway, Suite 2000

St. Louis, Missouri 63102

(314) 444-7600 (telephone)

(314) 241-6056 (fax)

Approximate date of commencement of proposed sale to the public:    The Agreement and Plan of Reorganization dated June 9, 2005 between Millennium Bankshares Corporation and Albemarle First Bank, as amended on September 27, 2005, was terminated on November 28, 2005. Millennium Bankshares Corporation is hereby amending this registration statement to deregister 4,423,446 shares of common stock, $5.00 par value per share, that were issuable to the shareholders of Albemarle First Bank in connection with the merger of Albemarle First Bank with and into an interim bank subsidiary of Millennium Bankshares Corporation.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (Reg. No. 333-126794) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SECURITIES

Millennium Bankshares Corporation is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-4 (File No. 333-126794) declared effective on October 11, 2005 (the “Registration Statement”), to deregister an aggregate of 4,423,446 shares of its common stock, $5.00 par value per share, previously registered under the Securities Act of 1933 pursuant to the Registration Statement.

Pursuant to the Registration Statement, Millennium Bankshares Corporation registered these 4,423,446 shares for the purposes of issuing the shares to shareholders of Albemarle First Bank upon consummation of the proposed merger of Albemarle First Bank with and into an interim bank subsidiary of Millennium Bankshares Corporation. The definitive agreement for the merger was terminated prior to consummation pursuant to its terms. Therefore, Millennium Bankshares Corporation hereby deregisters the 4,423,446 shares of Millennium Bankshares Corporation common stock previously registered pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Millennium Bankshares Corporation has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, State of Virginia, on December 19, 2005.

MILLENNIUM BANKSHARES CORPORATION

By	/S/ CARROLL C. MARKLEY
Name:	Carroll C. Markley
Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity

/S/ ANITA L. SHULL Anita L. Shull	Executive Vice President and Chief Operating Officer

/S/ DALE G. PHELPS Dale G. Phelps	Executive Vice President and Chief Financial Officer

MICHAEL COLEN* Michael Colen	Director

L. JAMES D’AGOSTINO* L. James D’Agostino	Director

SUSAN B. GREGG* Susan B. Gregg, CPA, CFP	Director

WILLIAM P. HAGGERTY* William P. Haggerty, CPA, CVA	Director

GRAYSON P. HANES* Grayson P. Hanes	Director

STEWART R. LITTLE* Stewart R. Little	Director

DAVID B. MOREY* David B. Morey	Director

ARTHUR J. NOVICK* Arthur J. Novick, D.D.S.	Director

ROBERT T. SMOOT* Robert T. Smoot	Director

DOUGLAS K. TURNER* Douglas K. Turner	Director

*By: Carroll C. Markley, attorney-in-fact

/S/ CARROLL C. MARKLEY Carroll C. Markley